Exhibit (m)(1)(a)

Schedule I to the Distribution and Service Plan

Operational Funds	NYSE
EGShares Beyond BRICs ETF	BBRC
EGShares Blue Chip ETF	BCHP
EGShares Brazil Infrastructure ETF	BRXX
EGShares EM Quality Dividend ETF	HILO
EGShares Emerging Markets Consumer ETF	ECON
EGShares Emerging Markets Core ETF	EMCR
EGShares Emerging Markets Domestic Demand ETF	EMDD
EGShares India Consumer ETF	INCO
EGShares India Infrastructure ETF	INXX
EGShares India Small Cap ETF	SCIN

Non-Operational Funds	NYSE
EGShares Asia Consumer Demand ETF	ACON
EGShares Beyond BRICs Emerging Asia Consumer ETF
EGShares EM Core ex-China ETF	XCEM
EGShares EM Equity Value ETF	EMVL
EGShares Emerging Markets Core Balanced ETF	CRBL

IN WITNESS WHEREOF, the parties hereto have caused this Schedule I to be amended and restated effective as of the 12th day of August, 2015.

ALPS Distributors, Inc.	EGA Emerging Global Shares Trust, on behalf of the Funds listed on this Schedule I
By: ________________________________ Name: Thomas A. Carter	By: ________________________________ Name: Robert C. Holderith
Title: President	Title: President